Exhibit 99.1 FOR IMMEDIATE RELEASE
Green Plains Reports Third Quarter 2025 Financial Results

Results for the Third Quarter of 2025 and Future Outlook:
•Net income attributable to Green Plains of $11.9 million, or EPS of $0.17 per diluted share
•Adjusted EBITDA of $52.6 million, inclusive of $25.0 million in 45Z production tax credit value net of discounts and other costs
•On track for $15 - $25 million of 45Z production tax credit monetization value net of discounts and other costs for the fourth quarter
•Carbon capture started up and fully operational at York, Nebraska facility
•Central City and Wood River, Nebraska carbon capture systems are online and ramping up capture volumes providing a distinct carbon intensity advantage for Nebraska-based plants
•45Z tax credit monetization agreement executed, advancing low-carbon ethanol value creation
•Sale of Obion, Tennessee plant completed; proceeds used to fully repay $130.7 million junior mezzanine debt and further strengthen the balance sheet
•Achieved strong utilization in the quarter from the nine operating ethanol plants of 101%
•Disciplined risk management strategy continues to support fourth quarter margins and cash flow

OMAHA, Neb., Nov 5, 2025 (BUSINESS WIRE) - Green Plains Inc. (NASDAQ:GPRE) (“Green Plains” or the “company”) today announced financial results for the third quarter of 2025. Net income attributable to the company was $11.9 million, or $0.17 per diluted share, compared to net income attributable to the company of $48.2 million, or $0.69 per diluted share, for the same period in 2024, with $35.7 million of non-recurring interest expense related to the extinguished junior mezzanine notes being the primary driver of the reduction in third quarter 2025 net income when compared to prior year. Adjusted EBITDA was $52.6 million compared with $53.3 million for the same period in the prior year. The results for the quarter include $26.5 million of year-to-date 45Z production tax credit value net of discounts recorded as income tax benefit and $36.0 million in a gain on sale of assets from the sale of our Tennessee ethanol plant. The company also incurred $2.7 million in restructuring costs related to transformation initiatives. Revenues were $508.5 million for the third quarter of 2025 compared with $658.7 million for the same period last year.

“This quarter marks an important milestone for Green Plains,” said Chris Osowski, President and Chief Executive Officer. “We delivered strong Adjusted EBITDA and operating results, completed the sale of our Obion facility, and used the proceeds to eliminate our near-term junior mezzanine debt. With the recent refinancing and extension of our convertible notes, we have delivered a stronger balance sheet, leaving us positioned to drive continuous improvement across the company and our operations.”

“Operational excellence is our foundation,” added Osowski. “Our plants once again delivered outstanding performance, with strong utilization running at 101% of stated capacity for the nine operating plants, including during the ownership period of Obion. The startup of our three carbon capture facilities in Nebraska over the last month demonstrates our ability to deliver on what we say we will do - safely, efficiently and on schedule.”

45Z production tax credits were recorded as a benefit to income tax in accordance with ASC 740 under U.S. GAAP and were added back to Adjusted EBITDA to reflect the operating benefit of the credits. Based on current production outlook and eligible gallons the company expects to generate $40 to $50 million of 45Z-related Adjusted EBITDA in 2025, net of discounts and applicable operating expenses. Final results will depend on actual production volumes and carbon intensity factors at eligible plants.

“Throughout this year, we’ve narrowed our focus, strengthened near-term liquidity and maximized the carbon opportunity in front of us,” continued Osowski. “With our first production tax credit monetization agreement in place and meaningful 45Z tax benefits already contributing to results, we are well positioned to create sustainable, long-term value for shareholders.”
Highlights and Recent Developments
•On October 27, 2025, successfully completed $200 million in privately negotiated convertible note exchange and subscription transactions enhancing financial flexibility
•Completed the sale of Obion, Tennessee plant for $170 million plus working capital, using the proceeds to eliminate $130.7 million junior mezzanine debt and strengthen corporate liquidity
•On September 17, 2025, executed tax credit monetization agreement for the Advantage Nebraska sites, along with a term sheet to expand program to three additional sites

•On October 14, 2025, announced carbon capture facility in York, Nebraska started up, significantly lowering the carbon intensity of the site
•In late October 2025, carbon capture facilities in Central City and Wood River, Nebraska began commissioning following successful system validation and startup activities

Results of Operations
Green Plains’ ethanol production segment sold 197.3 million gallons of ethanol during the third quarter of 2025, compared with 220.3 million gallons for the same period in 2024. The consolidated ethanol crush margin was $59.6 million for the third quarter of 2025, compared with ethanol crush margin of $58.3 million for the same period in 2024. The consolidated ethanol crush margin is the ethanol production segment’s operating income, which includes renewable corn oil and Ultra-High Protein, before depreciation and amortization, and 45Z production tax credits, plus marketing and agribusiness fees, nonrecurring decommissioning costs, and nonethanol operating activities.
Consolidated revenues decreased $150.2 million for the three months ended September 30, 2025, compared with the same period in 2024, primarily as a result of lower volumes sold and weighted average selling prices on ethanol, as well as the company ceasing a third-party ethanol marketing agreement with Tharaldson Ethanol Plant I LLC effective April 1, 2025.
Net income attributable to Green Plains decreased $36.3 million primarily due to increased non-recurring interest expense of $35.7 million. Adjusted EBITDA decreased $0.8 million for the three months ended September 30, 2025 compared with the same period last year, which includes the benefit of 45Z production tax credits in the current year and a reduction in ethanol production operating income due to weaker margins in our ethanol production segment. Interest expense increased $37.7 million for the three months ended September 30, 2025 compared with the same period in 2024 primarily due to $35.7 million related to the refinancing and extinguishment of the junior mezzanine notes. Income tax benefit was $25.6 million for the three months ended September 30, 2025 compared with income tax benefit of $0.8 million for the same period in 2024, primarily due to the recognition of 45Z production tax credits on a year-to-date basis during the third quarter of 2025.
Segment Information
The company reports the financial and operating performance for the following two operating segments: (1) ethanol production, which includes the production, storage and transportation of ethanol, distillers grains, Ultra-High Protein and renewable corn oil and (2) agribusiness and energy services, which includes grain handling and storage, commodity marketing and merchant trading for company-produced and third-party ethanol, distillers grains, Ultra-High Protein, renewable corn oil, natural gas and other commodities.

GREEN PLAINS INC.
SEGMENT OPERATIONS
(unaudited, in thousands)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2025	2024	% Var.	2025	2024	% Var.
Revenues
Ethanol production	$473,912	$564,639	(16.1)%	$1,498,837	$1,595,741	(6.1)%
Agribusiness and energy services	40,789	101,860	(60.0)	182,149	301,805	(39.6)
Intersegment eliminations	(6,214)	(7,764)	(20.0)	(18,155)	(22,772)	(20.3)
	$508,487	$658,735	(22.8)%	$1,662,831	$1,874,774	(11.3)%

Gross margin
Ethanol production (1) (2)	$42,545	$66,313	(35.8)%	$70,343	$94,060	(25.2)%
Agribusiness and energy services	9,621	11,796	(18.4)	26,432	30,239	(12.6)
	$52,166	$78,109	(33.2)%	$96,775	$124,299	(22.1)%

Depreciation and amortization
Ethanol production	$23,868	$21,444	11.3%	$67,821	$62,522	8.5%
Agribusiness and energy services (3)	252	505	(50.1)	4,710	1,507	*
Corporate activities (4)	848	4,121	(79.4)	2,384	5,112	(53.4)
	$24,968	$26,070	(4.2)%	$74,915	$69,141	8.4%

Operating income (loss)
Ethanol production (1) (2) (5)	$4,374	$35,240	(87.6)%	$(47,394)	$(626)	*
Agribusiness and energy services (3)	6,942	7,830	(11.3)	10,224	16,000	(36.1)
Corporate activities (4) (6) (7)	22,553	12,982	73.7	(19,584)	(21,922)	(10.7)
	$33,869	$56,052	(39.6)%	$(56,754)	$(6,548)	*

Adjusted EBITDA
Ethanol production (1) (2) (5)	$28,664	$56,144	(48.9)%	$18,240	$60,475	(69.8)%
Agribusiness and energy services	6,665	8,754	(23.9)	14,849	18,855	(21.2)
Corporate activities (8)	22,745	18,420	23.5	(45,404)	(12,765)	*
EBITDA	58,074	83,318	(30.3)	(12,315)	66,565	*
Restructuring costs	2,709	—	*	21,815	—	*
Gain on sale of assets, net	(36,006)	(30,723)	17.2	(31,962)	(30,723)	4.0
Impairment of assets held for sale	—	—	*	10,724	—	*
Other expense (9)	2,025	—	*	2,025	—	*
45Z production tax credits (10)	26,521	—	*	26,521	—	*
(Gain) loss on sale of equity method investment	(800)	—	*	26,187	—	*
Proportional share of EBITDA adjustments to equity method investees	45	723	(93.8)	1,873	1,039	80.3
	$52,568	$53,318	(1.4)%	$44,868	$36,881	21.7%
(1) Ethanol production includes inventory lower of cost or net realizable value adjustments of $0.3 million and $10.1 million for the three and nine months ended September 30, 2025 and 2024, respectively.
(2) Ethanol production includes margins from a one-time sale of accumulated RINs of $22.6 million for the nine months ended September 30, 2025.
(3) Depreciation and amortization for agribusiness and energy services includes impairment of property and equipment of $3.1 million for the nine months ended September 30, 2025.
(4) Depreciation and amortization for corporate activities includes an impairment of a research and development technology intangible asset of $3.5 million for the three and nine months ended September 30, 2024.
(5) Ethanol production includes impairment of assets held for sale of $10.7 million for the nine months ended September 30, 2025.
(6) Corporate activities includes $1.5 million and $13.5 million of restructuring costs for the three and nine months ended September 30, 2025, respectively, as a result of the company's cost reduction initiative, including severance related to the departure of its former CEO.
(7) Corporate activities include a net pretax gain on sale of assets, net of $36.0 million and $32.0 million for the three and nine months ended September 30, 2025, respectively, and $30.7 million for the three and nine months ended September 30, 2024.
(8) Corporate activities include a net pretax gain on sale of assets of $36.0 million and $32.0 million for the three and nine months ended September 30, 2025, respectively, and a pretax gain (loss) on sale of an equity method investment of $0.8 million and $(26.2) million for the same periods. For the three and nine months ended September 30, 2024, corporate activities included a net pretax gain on sale of assets of $30.7 million.

(9) Other expense includes non-cash expense related to the revaluation of liability-based warrants recorded in other, net on the consolidated statements of operations for the three and nine months ended September 30, 2025.
(10) 45Z production tax credits are recorded within income tax benefit on the consolidated statements of operations for the three and nine months ended September 30, 2025.

* Percentage variances not considered meaningful

GREEN PLAINS INC.
SELECTED OPERATING DATA
(unaudited, in thousands)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2025	2024	% Var.	2025	2024	% Var.

Ethanol production
Ethanol (gallons)	197,264	220,299	(10.5)%	586,163	636,686	(7.9)%
Distillers grains (equivalent dried tons)	417	489	(14.7)	1,247	1,421	(12.2)
Ultra-High Protein (tons)	71	69	2.9	205	194	5.7
Renewable corn oil (pounds)	72,345	77,074	(6.1)	201,839	217,425	(7.2)
Corn consumed (bushels)	66,601	75,140	(11.4)	198,177	218,233	(9.2)

Agribusiness and energy services (1)
Ethanol (gallons)	210,473	262,111	(19.7)	691,897	780,844	(11.4)

(1) Includes gallons from the ethanol production segment.

GREEN PLAINS INC.
CONSOLIDATED CRUSH MARGIN
(unaudited, in thousands)

	Three Months Ended September 30,
	2025	2024

Ethanol production operating income (1)	$4,374	$35,240
Depreciation and amortization	23,868	21,444
45Z production tax credits (2)	26,521	—
Adjusted ethanol production operating income	54,763	56,684
Intercompany fees and nonethanol operating activities, net (3)	4,845	1,607
Consolidated ethanol crush margin	$59,608	$58,291
(1) Ethanol production includes inventory lower of cost or net realizable value adjustments of $0.3 million and $10.1 million for the three months ended September 30, 2025 and 2024, respectively.
(2) 45Z production tax credits are recorded within income tax benefit for the three months ended September 30, 2025.
(3) Includes $2.8 million and $(3.8) million for the three months ended September 30, 2025 and 2024, respectively, for certain nonrecurring decommissioning costs and nonethanol operating activities.

Liquidity and Capital Resources
As of September 30, 2025, Green Plains had $211.6 million in total cash and cash equivalents, and restricted cash, and $325.0 million available under our committed revolving credit agreement, subject to restrictions or other lending conditions based specifically on the availability of sufficient eligible collateral to support additional borrowings. Total corporate liquidity consisting of unrestricted cash and distributable cash from subsidiaries was $136.7 million as of September 30, 2025. Total debt outstanding at September 30, 2025 was $353.4 million, including $45.0 million under working capital revolvers and other short-term borrowing arrangements.
Conference Call Information
On November 5, 2025, Green Plains Inc. will host a conference call at 9 a.m. Eastern time (8 a.m. Central time) to discuss third quarter 2025 operating results. Domestic and international participants can access the conference call by dialing 888.210.4215 and 646.960.0269, respectively, and referencing conference ID 5027523. Participants are advised to call at least 10 minutes prior to the start time. Alternatively, the conference call and presentation will be accessible on Green Plains’ website https://investor.gpreinc.com/events-and-presentations.
Non-GAAP Financial Measures
Management uses EBITDA, adjusted EBITDA, segment EBITDA and consolidated ethanol crush margins to measure the company’s financial performance and to internally manage its businesses. EBITDA is defined as earnings before interest expense, income taxes, depreciation and amortization excluding the amortization of right-of-use assets and debt issuance costs. Adjusted EBITDA includes adjustments related to restructuring costs, net gain on sale of assets, loss on sale of equity method investment, impairment of assets held for sale, our proportional share of EBITDA adjustments of our equity method investees and 45Z production tax credits. Management believes these measures provide useful information to investors for comparison with peer and other companies. These measures should not be considered alternatives to net income or segment operating income, which are prepared in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”). These non-GAAP calculations may vary from company to company. Accordingly, the company’s computation of adjusted EBITDA, segment EBITDA and consolidated ethanol crush margins may not be comparable with similarly titled measures of another company.
About Green Plains Inc.
Green Plains Inc. (NASDAQ:GPRE) is a leading biorefining company advancing the transition to a low-carbon world through the production of renewable fuels and sustainable, high-impact ingredients. The company leverages agricultural, biological, and fermentation expertise to transform annually renewable crops into low-carbon energy and sustainable feedstocks. Green Plains is actively deploying carbon capture and storage (CCS) solutions at three of its facilities this year. Through innovation and operational excellence, Green Plains is reducing the carbon intensity of its products while delivering value to stakeholders. For more information, visit www.gpreinc.com.
Forward-Looking Statements
All statements in this press release (and oral statements made regarding the subjects of this communication), including those that express a belief, expectation or intention, may be considered forward-looking statements (as defined in Section 21E of the Securities Exchange Act, as amended, and Section 27A of the Securities Act of 1933, as amended) that involve risks and uncertainties that could cause actual results to differ materially from projected results. Without limiting the generality of the foregoing, forward-looking statements contained in this communication include statements relying on a number of assumptions concerning future events and are subject to a number of uncertainties and factors, many of which are outside the control of the company, which could cause actual results to differ materially from such statements. Accordingly, investors should not place undue reliance on forward-looking statements as a prediction of actual results. The forward-looking statements may include, but are not limited to the expected future growth, dividends and distributions; and plans and objectives of management for future operations. Forward-looking statements may be identified by words such as “believe,” “intend,” “expect,” “may,” “should,” “will,” “anticipate,” “could,” “estimate,” “plan,” “predict,” “project” and variations of these words or similar expressions (or the negative versions of such words or expressions). While the company believes that the assumptions concerning future events are reasonable, it cautions that there are inherent difficulties in predicting certain important factors that could impact the future performance or results of its business. Among the factors that could cause results to differ materially from those indicated by such forward-looking statements are: the failure to realize the anticipated results from the new products being developed; local, regional and national economic conditions and the impact they may have on the company and its customers; disruption caused by health epidemics, such as the COVID-19 outbreak; conditions in the ethanol and biofuels industry, including a sustained decrease in the level of supply or demand for ethanol and biofuels or a sustained decrease in the price of ethanol or biofuels; competition in the ethanol industry and other industries in which we operate; commodity market risks, including those that may result from weather conditions; the financial condition of the company’s customers; any non-performance by customers of their contractual obligations; changes in safety, health, environmental and other governmental policy and regulation, including changes to tax laws such as the One Big

Beautiful Bill Act; the impact of tariffs, renewable fuel programs and low carbon programs; risks related to acquisition and disposition activities and achieving anticipated results; risks associated with merchant trading; the results of any reviews, investigations or other proceedings by government authorities; and the performance of the company.
The foregoing list of factors is not exhaustive. The forward-looking statements in this press release speak only as of the date they are made and the company assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events or otherwise, except as required by securities and other applicable laws. We have based these forward-looking statements on our current expectations and assumptions about future events. While the company’s management considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory and other risks, contingencies and uncertainties, most of which are difficult to predict and many of which are beyond the company’s control. These risks, contingencies and uncertainties relate to, among other matters, the risks and uncertainties set forth in the “Risk Factors” section of the company’s Annual Report on Form 10-K for the year ended December 31, 2024, filed with the Securities and Exchange Commission (the “SEC”), and any subsequent reports filed by the company with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements.

GREEN PLAINS INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	September 30, 2025	December 31, 2024
	(unaudited)
ASSETS
Current assets
Cash and cash equivalents	$135,903	$173,041
Restricted cash	75,722	36,354
Accounts receivable, net	84,942	94,901
Inventories	126,968	227,444
Other current assets	23,056	37,292
Total current assets	446,591	569,032
Property and equipment, net	958,262	1,042,460
Operating lease right-of-use assets	59,093	72,161
Deferred income taxes, net	26,521	—
Other assets	42,016	98,521
Total assets	$1,532,483	$1,782,174

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable	$90,434	$154,817
Accrued and other liabilities	59,076	53,712
Derivative financial instruments	27,709	9,500
Operating lease current liabilities	20,930	24,711
Product financing arrangement	20,895	—
Short-term notes payable and other borrowings	45,000	140,829
Current maturities of long-term debt	2,042	2,118
Total current liabilities	266,086	385,687
Long-term debt	306,372	432,460
Operating lease long-term liabilities	39,655	49,190
Carbon equipment liabilities	117,519	17,918
Other liabilities	27,902	22,382
Total liabilities	757,534	907,637

Stockholders' equity
Total Green Plains stockholders' equity	768,923	865,215
Noncontrolling interests	6,026	9,322
Total stockholders' equity	774,949	874,537
Total liabilities and stockholders' equity	$1,532,483	$1,782,174

GREEN PLAINS INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited, in thousands except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024

Revenues	$508,487	$658,735	$1,662,831	$1,874,774

Costs and expenses
Cost of goods sold (excluding depreciation and amortization expenses reflected below)	456,321	580,626	1,566,056	1,750,475
Selling, general and administrative expenses	29,335	26,710	99,852	92,429
Gain on sale of assets, net	(36,006)	(30,723)	(31,962)	(30,723)
Depreciation and amortization expenses	24,968	26,070	74,915	69,141
Impairment of assets held for sale	—	—	10,724	—
Total costs and expenses	474,618	602,683	1,719,585	1,881,322
Operating income (loss)	33,869	56,052	(56,754)	(6,548)

Other income (expense)
Interest income	1,089	1,737	2,726	5,737
Interest expense	(47,763)	(10,089)	(70,575)	(25,369)
Other, net	(2,673)	478	(4,227)	1,272
Total other income (expense)	(49,347)	(7,874)	(72,076)	(18,360)
Income (loss) before income taxes and income (loss) from equity method investees	(15,478)	48,178	(128,830)	(24,908)
Income tax benefit	25,638	825	23,238	769
Income (loss) from equity method investees, net of income taxes	814	(366)	(28,302)	(2,384)
Net income (loss)	10,974	48,637	(133,894)	(26,523)
Net income (loss) attributable to noncontrolling interests	(952)	437	(676)	1,039
Net income (loss) attributable to Green Plains	$11,926	$48,200	$(133,218)	$(27,562)

Earnings per share
Net income (loss) attributable to Green Plains - basic	$0.17	$0.75	$(1.99)	$(0.43)
Net income (loss) attributable to Green Plains - diluted	$0.17	$0.69	$(1.99)	$(0.43)

Weighted average shares outstanding
Basic	69,855	63,946	66,826	63,741
Diluted	77,869	71,660	66,826	63,741

GREEN PLAINS INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited, in thousands)

	Nine Months Ended September 30,
	2025	2024
Cash flows from operating activities
Net loss	$(133,894)	$(26,523)
Noncash operating adjustments
Depreciation and amortization	74,915	69,141
Gain on sale of assets, net	(31,962)	(30,723)
Impairment of assets held for sale	10,724	—
Inventory lower of cost or net realizable value adjustment	275	10,086
Amortization of debt issuance costs and non-cash interest expense	9,691	1,758
Loss on extinguishment of debt	35,654	1,763
Deferred income taxes	(20,538)	(2,122)
Stock-based compensation	13,728	10,162
Loss from equity method investees, net of income taxes	28,302	2,384
Other	8,850	404
Net change in working capital	47,778	(39,326)
Net cash provided by (used in) operating activities	43,523	(2,996)

Cash flows from investing activities
Purchases of property and equipment, net	(31,864)	(67,825)
Proceeds from the sale of assets	184,249	48,879
Proceeds from the sale of equity method investment	23,500	—
Investment in equity method investees, net	(4,909)	(15,672)
Net cash provided by (used in) investing activities	170,976	(34,618)

Cash flows from financing activities
Net payments - long term debt	(132,133)	(61,230)
Net proceeds (payments) - short-term borrowings	(96,286)	16,397
Net proceeds from product financing arrangement	20,895	—
Payments on extinguishment of non-controlling interest	—	(29,196)
Payments of transaction costs	—	(5,951)
Other	(4,745)	(9,208)
Net cash used in financing activities	(212,269)	(89,188)

Net change in cash and cash equivalents, and restricted cash	2,230	(126,802)
Cash and cash equivalents, and restricted cash, beginning of period	209,395	378,762
Cash and cash equivalents, and restricted cash, end of period	$211,625	$251,960

Reconciliation of total cash and cash equivalents, and restricted cash
Cash and cash equivalents	$135,903	$227,460
Restricted cash	75,722	24,500
Total cash and cash equivalents, and restricted cash	$211,625	$251,960

GREEN PLAINS INC.
RECONCILIATIONS TO NON-GAAP FINANCIAL MEASURES
(unaudited, in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Net income (loss)	$10,974	$48,637	$(133,894)	$(26,523)
Interest expense	47,763	10,089	70,575	25,369
Income tax benefit, net of equity method income taxes	(25,631)	(1,478)	(23,911)	(1,422)
Depreciation and amortization (1)	24,968	26,070	74,915	69,141
EBITDA	58,074	83,318	(12,315)	66,565

Restructuring costs	2,709	—	21,815	—
Gain on sale of assets, net	(36,006)	(30,723)	(31,962)	(30,723)
Impairment of assets held for sale	—	—	10,724	—
Other expense (2)	2,025	—	2,025	—
45Z production tax credits (3)	26,521	—	26,521	—
(Gain) loss on sale of equity method investment	(800)	—	26,187	—
Proportional share of EBITDA adjustments to equity method investees	45	723	1,873	1,039
Adjusted EBITDA	$52,568	$53,318	$44,868	$36,881

(1) Excludes amortization of operating lease right-of-use assets and amortization of debt issuance costs.
(2) Other expense includes non-cash expense related to the revaluation of liability-based warrants recorded in other, net on the consolidated statements of operations for the three and nine months ended September 30, 2025.
(3) 45Z production tax credits are recorded within income tax benefit on the consolidated statements of for the three and nine months ended September 30, 2025.

Green Plains Inc. Contact
Investor Relations | 402.884.8700 | investor@gpreinc.com

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